UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2016

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2016, the Board of Directors (the “Board”) of Yahoo! Inc. (“Yahoo”) approved an amendment and restatement of Yahoo’s bylaws (the “Bylaws” and as amended and restated, the “Amended Bylaws”) effective immediately. The Bylaws were amended and restated as follows:

Section 2.7 (Proxy Access for Director Nominations) was added to permit, commencing after Yahoo’s 2016 annual meeting of stockholders, a stockholder, or a group of no more than 20 stockholders, owning at least three percent of Yahoo’s outstanding common stock continuously for at least three years, to nominate and include in Yahoo’s proxy materials for its annual meeting of stockholders director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on the Board, provided that the stockholder(s) and their nominee(s) satisfy the eligibility, procedural and disclosure requirements set forth in Section 2.7 of the Amended Bylaws.

The Amended Bylaws also include certain ministerial, clarifying and conforming changes in Sections 2.3(a), 2.5, 2.6 and 3.3 related to the addition of the proxy access right described above. In addition, consistent with the requirements of the new Section 2.7 for proxy access nominations, Section 2.5 (Advance Notice of Stockholder Nominees) was amended to require, commencing after Yahoo’s 2016 annual meeting of stockholders, that any director nominee nominated by a stockholder submit a written questionnaire with respect to the background, qualifications, stock ownership and independence of the nominee, as well as representations regarding certain voting commitments or third party compensation arrangements.

The descriptions of the changes in the Amended Bylaws contained in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Yahoo! Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
	Name:	Ronald S. Bell
	Title:	General Counsel and Secretary

Date: March 30, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Yahoo! Inc.